Exhibit 10.3

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) entered into, effective as of April 24, 2003, by and between Lionbridge Technologies, Inc., a Delaware corporation (the “Company”), and the other undersigned persons and entities.

W I T N E S S E T H     T H A T :

WHEREAS, it is essential to the Company to attract and retain as investors and directors the most capable organizations and individuals available; and

WHEREAS, the Company and the Indemnitees (as defined below) recognize the risk of litigation and other claims currently being asserted against any of the Indemnitees; and

WHEREAS, in recognition of the Indemnitees’ need for substantial protection against liability and in order to enhance Indemnitees’ continued and effective service to the Company, the Company desires to provide for the indemnification of, and the advancing of expenses to, the Indemnitees to the fullest extent permitted by law and as set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the capitalized terms listed below shall have the meanings ascribed to them as follows:

1.1 Affiliate. With respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, either prior to or after the execution of this Agreement, including any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

1.2 Board. The Board of Directors of the Company.

1.3 Expense Advance. This term is defined in Section 3.

1.4 Expenses. Any expense, liability, or loss, including attorneys’ and professionals’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

1.5 Indemnifiable Event. Any event or occurrence that takes place either prior to or after the execution of this Agreement:

(a) related to the fact that Indemnitee was, is, or has agreed to serve as (i) a director, officer, employee, trustee, agent or fiduciary of the Company, (ii) any subsidiary of the Company, or (iii) at the request of the Company, a director, officer, member, employee, trustee, agent, or fiduciary of any Person other than the Company, and

(b) related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity while serving as described in clause (a) above.

1.6 Indemnitee. Any Person other than the Company that is a signatory to this Agreement, and any Affiliates of such Person.

1.7 Person. Any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity or enterprise, and any government, governmental department or agency or political subdivision thereof.

1.8 Proceeding. Any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative or other.

2. Agreement to Indemnify. In the event Indemnitee is, or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The rights to receive indemnification and the advancement of Expenses under this Agreement are not exclusive of any other rights which Indemnitee may be entitled or subsequently entitled under any statute, the Company’s Certificate of Incorporation or Bylaws, by vote of the shareholders or the Board, or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) or the Bylaws permits greater indemnification than is currently provided for an Indemnifiable Event, Indemnitee shall be entitled to such greater indemnification under this Agreement.

2.1 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

2.2 Prohibited Indemnification. Subject only to Section 2.3 below, no indemnification nor Expense Advance pursuant to this Agreement shall be paid by the Company:

(a) In connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in, or the

Board has consented to, the initiation of such Proceeding, or the Proceeding is one to enforce indemnification rights under Section 5 below;

(b) To the extent Indemnitee settles or otherwise disposes of a Proceeding or causes the settlement or disposal of a Proceeding without the Company’s express prior written consent (which shall not be unreasonably withheld or delayed) unless Indemnitee receives court approval for such settlement or other disposition where the Company had the opportunity to oppose Indemnitee’s request for such court approval;

(c) With regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action unless the Company’s participation in such Proceeding was barred by this Agreement or the court in such Proceeding; or

(d) For any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law or until any preconditions imposed upon, or agreed to by, the Company by or with any court or governmental agency are satisfied.

2.3 Insurance. The Company and its Affiliates shall maintain directors and officers liability insurance with coverages substantially equivalent to those currently in place at all times during which Indemnitee serves as a director or officer of the Company or any of its Affiliates.

3. Advance of Expenses to Indemnitee. Expenses incurred by Indemnitee in any Proceeding for which indemnification may be sought under this Agreement shall be advanced by the Company to Indemnitee within ten (10) days after receipt by the Company of a statement or statements from Indemnitee requesting such advance and reasonably evidencing the Expenses incurred by Indemnitee (an “Expense Advance”). If it is ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled to be indemnified by the Company, Indemnitee hereby agrees to repay any amounts advanced by the Company under this Section 3. Indemnitee agrees to execute any further agreements evidencing the foregoing obligation of repayment of Expenses as the Company may reasonably request prior to receiving any such advance.

4. Notification and Defense of Proceeding.

4.1 Notice of Claim. Indemnitee shall give written notice to the Company promptly after Indemnitee has actual knowledge of any Proceeding as to which indemnification may be sought under this Agreement. The failure of Indemnitee to give notice, as provided in this Section 4.1 shall not relieve the Company of its obligations to provide indemnification under this Agreement; however, the amounts to which Indemnitee may be indemnified shall be reduced to the extent that the Company has been prejudiced by such failure.

4.2 Defense. With respect to any Proceeding, the Company shall be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so desires, the Company may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. However, the Company shall not be entitled to assume the defense of any Proceeding, (i) brought by the Company, or (ii) as to which Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding and Indemnitee does in fact assume and conduct the defense.

(a) If the Company assumes the defense, Indemnitee shall furnish such information regarding Indemnitee or the Proceeding in question, as the Company may reasonably request and as may be required in connection with the defense or settlement of such Proceeding and shall fully cooperate with the Company in every other respect. Except as provided in Section 4.3 below, if the Company assumes the defense of the Proceeding, the Company shall take all necessary steps in good faith to defend, settle or otherwise dispose of the Proceeding.

(b) After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses in excess of US$25,000 subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided in clauses (b) through (b) below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense, unless: (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, but Indemnitee does not, in fact, assume and conduct the defense; or (iii) the Company does not, in fact, assume and conduct the defense of such Proceeding.

(c) Any Expenses incurred by the Company in defense of the Proceeding under this Section 4.2 (except in a situation described in clause (i), (iii) or (iii) of Section 4.2(b)) shall be considered Expenses advanced by the Company to Indemnitee under Section 3 above.

4.3 Limitation on the Company’s Disposition of any Proceeding. The Company may consent to a settlement or other disposition of all or any part of any Proceeding which the Company is defending under Section 4.2 above without first obtaining the written consent of Indemnitee; provided that such settlement or other disposition would not cause Indemnitee to materially lose any right to indemnification under this Agreement.

5. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to become involved with the Company in one of the capacities specified in Section 1.5(a), and acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity. Indemnitee shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in any court having subject matter jurisdiction thereof and in which venue is proper. Likewise, the Company may seek judicial determination of its obligations under this Agreement. Company and Indemnitee each hereby consent to service of process and to appear in any such proceeding.

5.1 Defenses; Burden of Proof. It shall be a defense to any action brought by Indemnitee or the Company concerning enforceability of this Agreement that it is not permissible under applicable law for the Company to indemnity Indemnitee for the amount claimed. In connection with any such action or any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company.

5.2 Presumptions. Neither the failure of the Company (including its Board or shareholders) to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board or shareholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order. settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.3 Equitable Relief. The Company agrees that the Company’s failure to make indemnification payments or Expense Advances to Indemnitee shall cause irreparable damage to Indemnitee, the exact amount of which is impossible to ascertain, and for this reason agrees that Indemnitee shall be entitled to such injunctive or other equitable relief as shall be necessary to adequately provide for payment or reasonably anticipated payments.

5.4 Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after such request), advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim or action asserted against or brought by Indemnitee for indemnification of Expenses or payment of Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events. Any Expenses so paid shall be considered Expense Advances under Section 3 above.

6. Insurance; Subrogation. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything, that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

7. No Impairment. The Company shall not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to provide Indemnitee with his full rights hereunder.

8. General Provisions.

8.1 Amendment of this Agreement. No supplement, modification. or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

8.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

8.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

8.4 Remedies Cumulative. The rights and remedies provided in this Agreement and by law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other right or remedy in addition to, or as an alternative to, such right or remedy.

8.5 Notices. Any notice required or permitted by this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or, if mailed, upon deposit with the United States Post Office by certified mail, return receipt requested, postage prepaid, to the address for the recipient set forth on the signature page hereto or to such other address as the recipient shall hereafter have noticed the sending party in the manner set forth above.

8.6 Headings. Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

8.7 References. Any reference in this Agreement to the indemnity provisions of the Company’s Certificate of Incorporation or Bylaws, or to any applicable law shall refer to such provisions as they shall be amended from time to time or to any successor provision, except that any change in the Company’s Certificate of Incorporation or Bylaws shall only apply to the extent that such amendment permits the Company to provide broader indemnification rights to Indemnitee than currently provided.

8.8 Express Third-Party Beneficiaries. For purposes of this Agreement, any Affiliate of any undersigned Person hereunder shall be an express third-party beneficiary as an

Indemnitee hereunder for all purposes relating to this Agreement, and there shall be no other express or implied beneficiaries hereunder.

8.9 Nouns and Pronouns; Certain Terms. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. As used in this Agreement, “herein”, “hereunder” and “hereof” shall refer to this Agreement as a whole, and “including” shall mean “including but not limited to”.

8.10 Severability. Any provision of this Agreement, which is unenforceable in any jurisdiction, shall be ineffective in such jurisdiction to the extent of such unenforceability without invalidating the remaining provisions of this Agreement, and any unenforceability in any in jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12 Applicable Law. The rights and obligations under this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts between Delaware residents made and to be performed entirely within such State.

IN WITNESS WHEREOF, the Company and the undersigned Persons have caused their duly authorized representatives to enter into this Agreement effective as of the date first written above.

LIONBRIDGE TECHNOLOGIES, INC.

By:
Title:	Chief Financial Officer

Date: April 24, 2003

INDEMNITEE

Signature:

Date: April 24, 2003